UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 17, 2024

CLENE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39834	85-2828339
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6550 South Millrock Drive, Suite G50 Salt Lake City, Utah		84121
(Address of principal executive offices)		(Zip Code)
(801) 676-9695
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	CLNN	The Nasdaq Capital Market
Warrants, to acquire one-fortieth of one share of Common Stock for $230.00 per share	CLNNW	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 17, 2024 (the “Effective Date”), Clene Inc. (the “Company”), entered into a note purchase agreement (the “Note Purchase Agreement”) by and among the Company, Kensington Clene 2024 LLC (“Kensington”), 4Life Research, LLC (“4Life”) and La Scala Investments, LLC (“La Scala,” and collectively with Kensington and 4Life, the “Purchasers”), pursuant to which the Company agreed to sell, and the Purchasers agreed to purchase, the Company’s senior secured convertible promissory notes (collectively, the “Notes”) in a principal amount totaling $10,000,000. The closing date was December 20, 2024 (the “Closing Date”).

The Notes bear interest at a per annum rate of 12% and expire on the earlier of (i) the date that is 18 months following the Closing Date or (ii) a “Change in Control” as described below and in the Notes (the “Maturity Date”). Monthly principal repayments of $1,000,000 per month, made pro rata to the holders of the Notes, will commence on the 13-month anniversary of issuance and will continue until the Maturity Date, upon which date the remaining unpaid balance of principal together with any accrued and unpaid interest shall be due. At the sole election of the holder of a Note, up to 65% of the outstanding principal balance of a Note may be converted into the number of shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), equal to the outstanding principal balance elected by the holder to be converted divided by $5.668. Notwithstanding the foregoing, in the event that the holder of a Note declines to convert its pro rata share of outstanding principal balance, the remaining holders of the Notes may convert additional amounts, provided that no outstanding principal balance converted among all Notes exceeds $6,500,000.

A Change in Control means a merger or consolidation of the Company with or into any other entity in which the stockholders of the Company immediately prior to the merger or consolidation do not own more than 50% of the outstanding voting power (assuming conversion of all convertible securities and the exercise of all outstanding options and warrants) of the surviving entity or the sale, lease, licensing, transfer or other disposition of all or substantially all the assets of the Company; provided, however, that any new issuance of capital stock of the Company to one or more third parties for the sole purpose of providing new funding for the Company or solely in connection with a public offering of the Company’s stock shall not constitute a Change in Control.

In the event of a Change in Control or any bankruptcy, liquidation, or other restructuring process, the holder of a Note may, at its option, (i) convert up to 65% of the outstanding principal balance of the Note into Common Stock, (ii) receive a total return, paid in cash, equal to 115% of the outstanding principal balance of the Note, or (iii) any combination thereof, prior to such monetization event, before any security or claim junior to the Note shall receive any proceeds from such monetization event.

If an event of default occurs and is continuing as set forth in the Notes, the holders of the Notes whose aggregate principal amounts represents a majority of the outstanding principal amount may declare the Notes to be due and payable immediately and the Company shall pay to the holders an amount equal to the product of (i) the outstanding principal amount of the Notes plus all accrued and unpaid interest, and (ii) 10% on all such outstanding amounts.

Pursuant to the Note Purchase Agreement, the Company will use the proceeds from the sale of the Notes first to satisfy all of the Company’s obligations pursuant to a certain loan and security agreement (the “Loan and Security Agreement”) with Avenue Venture Opportunities Fund, L.P. (“Avenue”), as amended, and then for general working capital purposes.

The foregoing description of the Note Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Note Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Current Report”) and is incorporated herein by reference.

The Purchasers have pre-existing relationships with the Company. Kensington is controlled and managed by Alison Mosca, a member of the board of directors of the Company. The Company has exclusive license and supply agreements with 4Life, through which it licenses and sells supplement products. Additionally, the co-founder and chairman of the board of directors of 4Life, David Lisonbee, is a member of the board of directors of Clene Nanomedicine, Inc., a wholly-owned subsidiary of the Company. La Scala is also controlled by Mr. Lisonbee.

Item 1.02 Termination of a Material Definitive Agreement.

On December 20, 2024 (the “Termination Date”), the Company repaid, in full, its obligations to Avenue under the Loan and Security Agreement, dated May 21, 2021 and amended on June 30, 2021 and August 9, 2022; and the supplement to the Loan and Security Agreement, dated May 21, 2021, and amended on February 11, 2022, June 27, 2023, and September 30, 2024 (collectively, the “Loan”). The total repayment amount was approximately $7.9 million and included (i) the total outstanding balance of principal and accrued interest, (ii) a final payment, in addition to principal and accrued interest, equal to 4.25% of the funded portion of the Loan, and (iii) an early termination fee of 1% of the balance of outstanding principal.

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The Loan bore interest at a variable rate equal to (i) the greater of (a) the prime rate or (b) 3.25%, plus (ii) 6.60%. Payments were interest-only for the first 12 months and the interest-only period was extended for 24 months (through June 30, 2024) due to our achievement of certain clinical trial and equity financing milestones. Following the interest-only period, we made equal monthly principal installments of $3.3 million until September 30, 2024, when we entered into an amendment which (i) reduced the October 2024 principal installment to $2.0 million, (ii) reduced the November 2024 and December 2024 principal installments to $0.5 million each, and (iii) delayed the maturity date from December 1, 2024 to April 1, 2025. We were subject to covenants under the Loan, including a requirement to maintain unrestricted cash and cash equivalents of at least $5.0 million.

Pursuant to an amendment in June 2023, we issued a warrant to purchase 150,000 shares of Common Stock (the “2023 Warrant”) and cancelled a warrant we had previously issued. The 2023 Warrant will remain outstanding following the Termination Date. Avenue may exercise the 2023 Warrant for cash or on a net or “cashless” basis. In the event of a change of control of the Company, the 2023 Warrant shall be automatically exchanged for the number of shares of Common Stock which remain exercisable thereunder immediately prior to the change of control transaction, for no payment or consideration from Avenue for such shares, and the 2023 Warrant shall be terminated. Pursuant to an amendment in September 2024, the exercise price of the 2023 Warrant was reduced from $16.00 per share to $4.6014 per share.

The foregoing description of the Loan does not purport to be complete and is qualified in its entirety by reference to the text of the various agreements and amendments comprising the Loan, which were filed as Exhibit 10.1, Exhibit 10.2, and Exhibit 10.3 to the Current Report on Form 8-K filed with the SEC on May 24, 2021; Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the SEC on August 9, 2021; Exhibit 10.14 to the Annual Report on Form 10-K filed with the SEC on March 11, 2022; Exhibit 10.6 to the Quarterly Report on Form 10-Q filed with the SEC on August 15, 2022; Exhibit 4.1 and Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on June 30, 2023; and Exhibit 4.1 and Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on September 30, 2024, each of which is incorporated herein by reference.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 1.02 of this Current Report.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03 of this Current Report.

Item 8.01 Other Events.

On December 19, 2024, the Company issued a press release announcing the Note Purchase Agreement. A copy of the press release is furnished as Exhibit 99.4 to this Current Report and is incorporated herein by reference.

The information furnished in this Item 8.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in any such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1*	Note Purchase Agreement, dated December 17, 2024, by and among Clene Inc., Kensington Clene 2024 LLC, 4Life Research, LLC and La Scala Investments, LLC.
99.1	Press release, dated December 19, 2024, announcing Clene improves cash position and runway by securing new debt facility to pay off existing senior loan.
104	Cover Page Interactive Data File (formatted as Inline XBRL).

*
Schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish supplementally a copy of such omitted materials to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CLENE INC.

Date: December 20, 2024	By:	/s/ Robert Etherington
Robert Etherington
President and Chief Executive Officer

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